Exhibit 10.3
NOTE PURCHASE AGREEMENT
          This Note Purchase Agreement (this “Agreement”) is made as of this 4th day of August, 2006 among NRG Common Stock Finance I LLC, a Delaware limited liability company (“Issuer”), Credit Suisse International (together with its successor and assigns, “Purchaser”) and Credit Suisse Securities (USA) LLC (“Agent”), solely in its capacity as agent for Purchaser and Issuer.
W I T N E S S E T H
          WHEREAS, Issuer and Purchaser wish to sell and purchase Issuer’s promissory notes (each, a “Note”) on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
          SECTION 1.   Definitions.   (a) As used herein, the following terms have the following meanings:
          “Accelerated Component” has the meaning specified in Section 13.
          “Accelerated Maturity Date” means a date designated pursuant to Section 13.
          “Acceleration Event” means any Collateral Event of Default, any Event of Default, any Default or any Extraordinary Event that results in an obligation of Issuer to pay an amount pursuant to this Agreement.
          “Acceleration Percentage” has the meaning specified in Section 13.
          “Accretion Rate” means 5.4500% per annum.
          “Adjustment Event” has the meaning specified in Section 14(b).
          “Affiliate” means, with respect to any Person, any Person who controls, is controlled by or is under common control with such Person. “Control” means, for these purposes, the power to direct the management and policies of such Person, whether by stock ownership, contract or otherwise.
          “Agent” has the meaning specified in the preamble.
          “Aggregate Number of Underlying Shares” means the product of the Notional Number of Shares and the Underlying
Share Percentage.

          “Agreement” has the meaning specified in the preamble and includes the Pricing Confirmation hereunder.
          “Article 9 Security Interest” has the meaning specified in Section 6(z).
          “Blackout” has the meaning set forth in the Underwriting Agreement.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
          “Calculation Agent” means Credit Suisse Securities (USA) LLC.
          “Cash” means United States dollars.
          “Cash Condition” means contribution by the Company to Issuer of Cash, and delivery by Issuer of such Cash to the Collateral Account, such that as of 8:00AM, New York City time, on the Initial Valuation Date the Collateral includes Cash in an amount equal to the sum of (i) the expected aggregate Principal Amount as of the Final Settlement Date, as reasonably determined by the Calculation Agent, of all Components of all Notes issued hereunder (ii) the expected aggregate Preferred Base Liquidation Preference as of the Final Settlement Date, as reasonably determined by the Calculation Agent, of all Components (as defined in the Exchangeable Preferred Interests issued by Issuer) of all Exchangeable Preferred Interests issued by Issuer and (iii) if Issuer has validly selected a Cash Settlement Percentage hereunder and/or under (and as defined in) the Exchangeable Preferred Interests issued by Issuer that, in either case, is greater than zero, an additional amount of Cash equal to the Calculation Agent’s reasonable estimate of the aggregate amount of Cash payable by Issuer in respect of the Notes and the Exchangeable Preferred Stock issued by Issuer as a result of such election, based on the VWAP Price on the Exchange Business Day immediately prior to the Initial Valuation Date.
          “Cash Condition Percentage” means the amount of Cash contributed by the Company to Issuer and delivered by Issuer to, and held in, the Collateral Account as of 8:00AM, New York City time, on the Initial Valuation Date, expressed as a percentage of the amount thereof necessary to satisfy the Cash Condition in whole.
          “Cash Settlement Percentage” has the meaning specified in Section 4(c).
          “Change in Law” means, in respect of any Note, that, on or after the Issue Date (A) due to the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law), or (B) due to the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in either case, the Calculation Agent reasonably determines that it has become illegal to hold, acquire or dispose of shares of NRG Common Stock.

          “Collateral” has the meaning specified in Section 20.
          “Collateral Account” has the meaning specified in Section 19.
          “Collateral Event of Default” has the meaning specified in Section 21.
          “Common Equity Funding Percentage” means 16.9245%.
          “Company” means NRG Energy, Inc.
          “Component” has the meaning specified in Section 2(b).
          “Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.
          “Custodian” means Credit Suisse Securities (USA) LLC, or any other custodian appointed by Purchaser and identified to Issuer.
          “Daily Funding Amount” means, for the Note initially issued on the Issue Date pursuant to Section 3, for any Funding Date, the product of (i) the Daily Notional Amount for the Scheduled Trading Day in the Reference Period corresponding to such Funding Date and (ii) the Funding Percentage. In the event that any Note is subsequently divided pursuant to Section 27, the Daily Funding Amounts for all Funding Dates shall be divided proportionally among the resulting Notes for the purpose of determining the Initial Principal Amounts of such resulting Notes.
          “Daily Notional Amount” means, for any Scheduled Trading Day in the Reference Period, the product of the Daily Notional Number of Shares for such Scheduled Trading Day and the VWAP Price for such Scheduled Trading Day; provided that if the price at which Issuer purchases the Purchased Shares for such Scheduled Trading Day differs from such VWAP Price, the Calculation Agent shall adjust the Daily Notional Amount for such Scheduled Trading Day to account for such difference.
          “Daily Notional Number of Shares” means, for any Scheduled Trading Day in the Reference Period, a number of shares of NRG Common Stock selected by Issuer and notified to Purchaser in accordance with Section 3; provided that if any such Scheduled Trading Day is not an Exchange Business Day, the Daily Notional Number of Shares for such Scheduled Trading Day shall be zero notwithstanding any selection by Issuer pursuant to Section 3; and provided further that if a Market Disruption Event occurs on such Scheduled Trading Day, the parties shall agree in good faith to reduce the Daily Notional Number of Shares for such Scheduled Trading Day if necessary as appropriate in light of the nature of such Market Disruption Event.

          “Daily Share Percentage” means 55.0000%.
          “Default” means any event that constitutes or, with the passage of time or giving of notice or both will constitute, an Event of Default.
          “Default Payment Date” means, for any Component of any Note, the date the Termination Amount for such Component becomes due and payable pursuant to Section 12.
          “Delisting” means that the Exchange announces that pursuant to the rules of such Exchange, NRG Common Stock has ceased (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer) and is not immediately re-listed, re-traded or re-quoted on the New York Stock Exchange or Nasdaq Stock Exchange.
          “Disrupted Day” means any Scheduled Trading Day on which a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred.
          “Double Print Period” means the period beginning on the first Exchange Business Day of the Reference Period on which the Daily Notional Number of Shares is greater than zero and ending on the day on or following the last Exchange Business Day of the Reference Period on which Purchaser and its affiliates have completed registered sales of a number of shares of NRG Common Stock, in the manner contemplated by the Underwriting Agreement, equal to the Notional Number of Shares.
          “Early Closure” means the closure on any Exchange Business Day of the Exchange or any Related Exchange prior to its scheduled weekday closing time unless such earlier closing time is announced by the Exchange or such Related Exchange at least one hour prior to the actual closing time for the regular trading session on the Exchange or such Related Exchange on such Exchange Business Day.
          “Eligible Collateral” has the meaning specified in Section 19.
          “Equivalent Number” means, for any number of shares of NRG Common Stock to be released from the security interest granted herein pursuant to Section 22, a number of shares of Qualifying Preferred Stock convertible into an equal number of shares of NRG Common Stock.

          “Event of Default” has the meaning specified in Section 11.
          “Exchange” means, at any time, the principal securities exchange or automated quotation system on which NRG Common Stock is listed or traded at such time.
          “Exchange Business Day” means any Scheduled Trading Day on which the Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding the Exchange or any Related Exchange closing prior to its scheduled weekday closing time.
          “Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as reasonably determined by the Calculation Agent) the ability of market participants in general (i) to effect transactions in, or obtain market values for, the NRG Common Stock on the Exchange, or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to NRG Common Stock on any Related Exchange.
          “Exchangeable Preferred Interests” means the preferred equity interests of each NRG CSF issued pursuant to the Preferred Interest Purchase Agreement to which such NRG CSF is a party.
          “Excluded Taxes” means, with respect to Purchaser or assignee or any other recipient of any payment to be made by or on account of any obligation of Issuer hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of Purchaser, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Issuer is located and (c) in the case of a Non-U.S. Participant, any withholding tax that is imposed on amounts payable to such Non-U.S. Participant after such Non-U.S. Participant becomes a party to this Agreement (or designates a new lending office) and prior to such Non-U.S. Participant’s compliance with Section 5(c) or is attributable to such Non-U.S. Participant’s failure to comply with Section 5(c).
          “Extraordinary Event” means, in respect of any Note, any of (i) a determination by the Calculation Agent that an Adjustment Event or an Increased Cost of Hedging is reasonably likely to require an adjustment to the Threshold Price for such Note that would result in such Threshold Price being equal to or less than the Reference Price, (ii) a Change in Law in respect of such Note, (iii) a Hedging Disruption in respect of such Note, (iv) a Loss of Stock Borrow in respect of such Note, (v) a Merger Event, (vi) a Tender Offer (vii) a Nationalization or (viii) a Delisting.

          “Fee Agreement” means the letter agreement dated the date hereof among the Company, Purchaser, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.
          “Final Settlement Date” means the Exchange Business Day immediately following the last Valuation Date.
          “FPA” has the meaning specified in Section 6(ee).
          “Funding Date” has the meaning specified in Section 3.
          “Funding Percentage” means 27.5000%.
          “General Obligations Law” has the meaning specified in Section 39(b).
          “Hedging Disruption” means, in respect of any Note, that the Calculation Agent reasonably determines that the Noteholder of such Note is unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it reasonably deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the transactions contemplated by the Transaction Documents to which it is a party (including purchasing and holding of such Note).
          “Increased Cost” means, in respect of any Note, that the Noteholder of such Note reasonably determines that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects the amount of capital required to be maintained by such Noteholder or any corporation controlling such Noteholder and that the amount of such capital is increased by or based upon the existence of such Note.
          “Increased Cost of Hedging” means, in respect of any Note, that the Calculation Agent reasonably determines that the Noteholder of such Note or its affiliates would incur an amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the transactions contemplated by the Transaction Documents to which it is a party (including purchasing and holding of such Note), in excess of 0.75% per annum.
          “Indemnified Party” has the meaning specified in Section 18.
          “Independent Manager” has the meaning specified in the Limited Liability Company Agreement of Issuer.

          “Independent Manager Engagement Agreement” means that Staffing Agreement with an effective date of August 4, 2006 by Issuer, NRG Common Stock Finance II LLC and CT Corporation Staffing, Inc., a Delaware corporation (“CT”), related to the provision by CT of certain management staffing services to Issuer and NRG Common Stock Finance II LLC.
          “Initial Pledged Items” has the meaning specified in Section 19.
          “Initial Principal Amount” means, for any Note, the sum of the Daily Funding Amounts for such Note, each accreted from the applicable Funding Date to the final Funding Date at the Accretion Rate, as determined by the Calculation Agent, and, for any Component of such Note, one thirtieth of such amount.
          “Initial Valuation Date” means the date that follows the Exchange Business Day corresponding to the final Funding Date by two years; provided that if such date is not an Exchange Business Day, the Initial Valuation Date shall be the immediately following Exchange
Business Day.
          “Issue Date” means the date hereof.
          “Issuer” has the meaning specified in the preamble.
          “Issuer Common Equity Interest Purchase Agreement” means the Common Equity Interest Purchase Agreement dated as of the date hereof between Issuer and the Company.
          “Issuer Preferred Interest Purchase Agreement” means the Preferred Interest Purchase Agreement dated as of the date hereof among Issuer, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC, as agent.
          “Lien” has the meaning specified in Section 19.
          “Loss of Stock Borrow” means, in respect of any Note, that the Calculation Agent reasonably determines that the Noteholder of such Note is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) shares of NRG Common Stock with respect to such Note in an amount equal to the number of shares of NRG Common Stock that the Calculation Agent reasonably determines is necessary to hedge the equity price risk of purchasing and holding such Note (not to exceed the Number of Underlying Shares for such Note) or is otherwise unable to hedge the equity price risk of purchasing and holding such Note (not to exceed the Number of Underlying Shares for such Note).
          “Market Disruption Event” means, on any Scheduled Trading Day, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, which in either case the Calculation Agent reasonably determines is material, or (iii) an Early Closure.

          “Maturity Date” means, for any Component of any Note, if the Cash Condition is satisfied, the Final Settlement Date, or, if the Cash Condition is not satisfied, the Exchange Business Day immediately following the Valuation Date for such Component.
          If the Cash Condition is satisfied in part but not in whole, then each Component of each Note (each, a “Relevant Component”) issued hereunder shall be deemed to be two Components with terms identical to those of the Relevant Component, except that the first such Component (the “Cash Condition Satisfied Component”) shall have an Initial Principal Amount equal to the product of the Cash Condition Percentage and the Initial Principal Amount of the Relevant Component, and the second such Component (the “Cash Condition Not Satisfied Component”) shall have an Initial Principal Amount equal to the product of (x) one minus the Cash Condition Percentage and (y) the Initial Principal Amount of the Relevant Component. In the alternative, the parties may agree to a different allocation and identification of Cash Condition Satisfied Components and Cash Condition Not Satisfied Components. The Maturity Date for all Cash Condition Satisfied Components shall be determined as if the Cash Condition were satisfied and the Maturity Date for all Cash Condition Not Satisfied Components shall be determined as if the Cash Condition were not satisfied.
          “Merger Event” means any (i) reclassification or change of the shares of NRG Common Stock that results in a transfer of all of such shares outstanding to another entity or person, (ii) consolidation, amalgamation, merger or binding share exchange of the Company with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which the Company is the continuing entity and which does not result in a reclassification or change of all of such shares outstanding), (iii) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of NRG Common Stock that actually results in a transfer of all such shares (other than such shares owned or controlled by such other entity or person), or (iv) consolidation, amalgamation, merger or binding share exchange of the Company or its subsidiaries with or into another entity in which the Company is the continuing entity and which does not result in a reclassification or change of all such shares outstanding but results in the outstanding shares of the Company (other than shares owned or controlled by such other entity) immediately prior to such event collectively representing less than 50% of the outstanding shares immediately following such event.

          “Nationalization” means that all the shares of NRG Common Stock or all or substantially all the assets of the Company are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.
          “Net Settlement Amount” means, for any Component of any Note, the greater of zero and (i) the Number of Underlying Shares for such Component multiplied by (ii) the VWAP Price on the Valuation Date for such Component minus the Threshold Price for such Note.
          “New York Financing Statements” has the meaning specified in Section 6(aa).
          “Non-U.S. Participant” has the meaning specified in Section 5(c).
          “Note” has the meaning specified in the recitals.
          “Noteholder” means any holder from time to time of a Note issued hereunder.
          “Noteholder Group” has the meaning specified in Section 24.
          “Note Register” has the meaning specified in Section 27(a).
          “Note Registrar” has the meaning specified in Section 27(a).
          “Notional Amount” means the sum of the Daily Notional Amounts for all Scheduled Trading Days in the Reference Period.
          “Notional Number of Shares” means a number of shares of NRG Common Stock equal to the sum of the Daily Notional Numbers of Shares for all Scheduled Trading Days in the Reference Period.
          “NRG Common Stock” means common stock, par value $0.01 per share, of the Company.
          “NRG CSF” means each of Issuer and NRG Common Stock Finance II LLC.
          “NRG CSF II Common Equity Interest Purchase Agreement” means the Common Equity Interest Purchase Agreement dated as of the date hereof between NRG Common Stock Finance II LLC and the Company.
          “NRG CSF II Note Purchase Agreement” means the Note Purchase Agreement dated the date hereof among NRG Common Stock Finance II LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC, as agent.

          “NRG CSF II Preferred Interest Purchase Agreement” means the Preferred Interest Purchase Agreement dated as of the date hereof among NRG Common Stock Finance II LLC, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC, as agent.
          “Number of Underlying Shares” means, for any Component of any Note, the product of the Aggregate Number of Underlying Shares and a fraction the numerator of which is the Initial Principal Amount of such Component and the denominator of which is the aggregate Initial Principal Amount of all Components of all Notes issued hereunder (subject to rounding by the Calculation Agent to the nearest whole number).
          “Permitted Investment” means property and assets that constitute Eligible Collateral and Proceeds therefrom; and any other assets or property with an aggregate value not to exceed $100,000.
          “Permitted Liabilities” means Issuer’s liabilities pursuant to any Transaction Document, in each case other than (i) any liability resulting from a breach or misrepresentation by Issuer or any other event that would constitute a default, event of default or other termination event (howsoever described) under any Transaction Document or (ii) inadvertent liabilities, not to exceed $10,000.00 in the aggregate outstanding at any one time.
          “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
          “Preferred Base Liquidation Preference” has the meaning set forth in the Exchangeable Preferred Interests issued by Issuer.
          “Preferred Interest Purchase Agreement” means each of the Issuer Preferred Interest Purchase Agreement and the NRG CSF II Preferred Interest Purchase Agreement.
          “Preferred Holder” means any holder from time to time of Exchangeable Preferred Interests.
          “Pricing Confirmation” has the meaning specified in Section 3.
          “Principal Amount” means, in respect of any Component or Note at any time, the Initial Principal Amount of such Component or Note accreted from the final Funding Date to such time at the Accretion Rate, as reasonably determined by the Calculation Agent. Prior to the final Funding Date, the Principal Amount of any Component or Note at any time shall be the Initial Principal Amount of such Component or Note determined as of such time.

          “Purchased Shares” has the meaning specified in Section 8(c).
          “Purchaser” has the meaning specified in the preamble.
          “Qualifying Preferred Stock” means non-dividend-paying preferred interests of the Company, with terms satisfactory to Purchaser, any other Noteholders and any Preferred Holder at the time of the relevant substitution pursuant to Section 8(o)(iv), and convertible at any time by the holder or the Company at a one-for-one ratio into NRG Common Stock.
          “Reference Period” means a period of consecutive Scheduled Trading Days beginning on the Issue Date and ending on the earliest of (i) the first Exchange Business Day on which the Notional Amount equals $500,000,000, (ii) the Reference Period End Date and (iii) any Exchange Business Day designated by Issuer upon three Business Days written notice to Purchaser.
          “Reference Period End Date” means October 13, 2006.
          “Reference Price” means the Notional Amount divided by the Notional Number of Shares.
          “Related Exchange” means, at any time, any exchange on which futures or options contracts relating to NRG Common Stock are traded at such time.
          “Relevant Component” has the meaning specified in the definition of Maturity Date and in Sections 13 and 16, in each case as used therein.
          “Rule 10b-18” has the meaning specified in Section 3(c).
          “Scheduled Trading Day” means any day on which the Exchange and each Related Exchange are scheduled to be open for trading for their respective regular trading sessions.
          “Secured Obligations” has the meaning specified in Section 20.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Settlement Cycle” means the period following a trade in shares of NRG Common Stock on the Exchange in which settlement will customarily occur according to the rules of such Exchange.
          “Structuring Fee” means the fee payable by the Company as set forth in the Fee Agreement.
          “Surviving Component” has the meaning specified in Sections 13 and 16, in each case as used therein.

          “Suspension Day” has the meaning specified in the Underwriting Agreement.
          “Taxes” has the meaning specified in Section 5(b).
          “Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that actually results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means (it being understood that a mere offer does not give rise to any such right), greater than 30% and less than 100% of the outstanding voting shares of the Company, as reasonably determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant.
          “Termination Amount” means, for any Component of any Note, an amount, reasonably determined by the Calculation Agent in connection with an Extraordinary Event for which an Accelerated Maturity Date has been designated, an optional unwind pursuant to Section 16 for which an Unwind Date has been designated or an Event of Default pursuant to which the Termination Amount has become due and payable on a Default Payment Date, in each case in respect of such Component, to be appropriate to compensate the Noteholder of such Note for its total losses and costs in connection with such Component, including any loss of bargain, loss of funding or, at the election of such Noteholder but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position, including losses and costs in respect of any payment or delivery in respect of such Component that would, but for the occurrence of such Accelerated Maturity Date, Unwind Date or Event of Default, as the case may be, have been made after such Accelerated Maturity Date, Unwind Date or Default Payment Date, as applicable.
          “Threshold Price” means, for any Note, initially 144.0000% of the Reference Price, subject to adjustment as provided herein.
          “Trading Day” means any Exchange Business Day that is not a Disrupted Day.
          “Trading Disruption” means any suspension of or limitation imposed on trading by the Exchange or any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the Exchange or any Related Exchange or otherwise (i) relating to NRG Common Stock on the Exchange, or (ii) in futures or options contracts relating to NRG Common Stock on any Related Exchange.

          “Transaction Documents” means (i) this Note Purchase Agreement (including the Pricing Confirmation hereunder); (ii) any Notes hereunder; (iii) the NRG CSF II Note Purchase Agreement (including the pricing confirmations thereunder) (iv) any Notes issued under the NRG CSF II Note Purchase Agreement; (v) the Issuer Preferred Interest Purchase Agreement; (vi) the NRG CSF II Preferred Interest Purchase Agreement; (vii) the Limited Liability Company Agreement of Issuer, including the Certificate of Designations thereunder specifying the terms of the Exchangeable Preferred Interests issued by Issuer; (viii) the Limited Liability Company Agreement of NRG Common Stock Finance II LLC, including the Certificate of Designations thereunder specifying the terms of the Exchangeable Preferred Interests issued by NRG Common Stock Finance II LLC; (ix) the Underwriting Agreement and the Fee Agreement; (x) the Issuer Common Equity Interest Purchase Agreement; (xi) the NRG CSF II Common Equity Interest Purchase Agreement; (xii) the letter agreement dated as of August 4, 2006 between Issuer and Credit Suisse Securities (USA) LLC relating to the purchase of NRG Common Stock; (xiii) the letter agreement dated as of August 4, 2006 between NRG Common Stock Finance II and Credit Suisse Securities (USA) LLC relating to the purchase of NRG Common Stock; and (xiv) the Independent Manager Engagement Agreement.
          “Transfer Restriction” means, with respect to any item of collateral pledged under this Agreement, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such security being a “restricted security” or Issuer being an “Affiliate” of the issuer of such security, as such terms are defined in Rule 144 under the Securities Act, or as a result of the sale of such security being subject to paragraph (c) of Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, Issuer, assignor or transferor of such item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction”.

          “UCC” means the Uniform Commercial Code as in effect in the State of New York.
          “Underlying Share Percentage” means 39.7237%.
          “Underwriting Agreement” means that Underwriting Agreement dated as of the date hereof among Issuer, Purchaser, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.
          “Unwind Date” means a date designated pursuant to Section 16.
          “Unwind Percentage” has the meaning specified in Section 16.
          “Unwound Component” has the meaning specified in Section 16.
          “Valuation Date” means, for the first Component of each Note, the Initial Valuation Date, and, for each subsequent Component of such Note, the Exchange Business Day immediately following the Valuation Date for the previous Component, provided that if any such Exchange Business Day is a Disrupted Day, then such Exchange Business Day shall not be a Valuation Date, and such Valuation Date shall be the first succeeding Exchange Business Day that is not a Disrupted Day and on which another Valuation Date does not or is not deemed to occur. If such first succeeding Exchange Business Day has not occurred as of the eighth Exchange Business Day immediately following the day that, but for the occurrence of another Valuation Date or Disrupted Day, would have been the final Valuation Date, then (1) that eighth Exchange Business Day shall be deemed the Valuation Date for all Components for which the Valuation Date has not yet occurred, and (2) the VWAP Price on that Valuation Date shall be deemed to be the prevailing market value of the NRG Common Stock as reasonably determined by the Calculation Agent.
          “VWAP Price” means, on any Scheduled Trading Day, the Rule 10b-18 “Volume Weighted Average Price” per share of NRG Common Stock on such day, as displayed on Bloomberg Page “NRG.N <Equity> AQR SEC” (or any successor thereto) for the Company on such day or, if such price is not so displayed on such day, the Rule 10b-18 volume weighted average price per share of NRG Common Stock on such day as reasonably determined by the Calculation Agent.
          (b)     The following terms that are defined in the UCC are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Financial Assets, General Intangibles, Instruments, Inventory, Investment Property, Securities Accounts and
Security Entitlements.

          “Withholding Certificate” has the meaning specified in Section 5(c).
          SECTION 2.   Single Agreement; Components.   (a) All Notes issued and sold by Issuer and purchased by Purchaser pursuant to this Agreement are entered into in reliance on the fact that this Agreement, the Pricing Confirmation and all Notes issued hereunder form a single agreement between the parties, and the parties would not otherwise issue and sell or purchase any Notes.
          (b)     Each Note issued hereunder shall consist of 30 separate components (each, a “Component”). The payments and deliveries by Issuer in respect of any Note shall be made as if each Component were a separate Note hereunder.
          SECTION 3.   Sale and Purchase.   (a) Upon the terms and subject to the conditions set forth herein, Issuer agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from Issuer, on the Issue Date, a Note having the terms set forth herein and in the Pricing Confirmation.
          (b)     On the Issue Date, Issuer will deliver a Note substantially in the form of Exhibit A hereto, duly completed, to Purchaser (or an agent specified by Purchaser).
          (c)     No later than 9:00AM, New York City time on each Scheduled Trading Day in the Reference Period, Issuer shall specify to Purchaser a Daily Notional Number of Shares (which shall equal the Daily Notional Number of Shares specified by NRG Common Stock Finance II for such Scheduled Trading Day pursuant to the NRG CSF II Note Purchase Agreement), subject to the following guidelines:
          (1)     the Daily Notional Number of Shares for such Scheduled Trading Day, when aggregated with any purchases made on such day by the Company or any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended (“Rule 10b-18”)) of the Company other than NRG Common Stock Finance II, shall not exceed the number of shares of NRG Common Stock that the Company could have purchased on that day pursuant to the safe harbor provisions of Rule 10b-18 (determined, for purposes of this Agreement, by excluding from any calculation of ADTV (as such term is used in Rule 10b-18) any purchase or sale of shares of NRG Common Stock effected by Purchaser or an affiliate of Purchaser in connection with any Transaction Document that would otherwise have been included in such calculation of ADTV);

          (2)     the Daily Notional Number of Shares for such Scheduled Trading Day shall not cause the Notional Amount to exceed $500,000,000; and
          (3)     Issuer acknowledges that, as of the date of this Agreement, it intends (but without being legally bound to do so), to the extent not inconsistent with the requirements in the immediately preceding clause (1), to select the Daily Notional Number of Shares for each Scheduled Trading Day in the Reference Period so that the Notional Amount equals $500,000,000 on or prior to the end of the Reference Period. If the Notional Amount as of the end of the Reference Period is less than $500,000,000, the parties shall work together in good faith to execute such documents, substantially similar to the Transaction Documents, as may be required to enter into transactions substantially similar to those contemplated by the Transaction Documents so that the aggregate notional amounts of all such transactions equals $500,000,000.
          (d)     Purchaser will make payment to Issuer in immediately available funds by wire transfer to an account designated by Issuer on each day that is one Settlement Cycle following each Exchange Business Day in the Reference Period (each such date of payment, a “Funding Date”) in an amount equal to the Daily Funding Amount for such Funding Date.
          (e)     On the last Exchange Business Day of the Reference Period, the Calculation Agent will deliver to the parties a pricing confirmation setting forth the final pricing terms of the Note issued on the Issue Date (a “Pricing Confirmation”), duly completed and substantially in the form of Exhibit B hereto. Upon receipt of the Pricing Confirmation, the parties will each execute a copy thereof; provided that regardless of whether either party executes a copy of the Pricing Confirmation, the terms set forth in the Pricing Confirmation shall be binding on the parties absent manifest error, unless such party notifies the other party that it reasonably believes that an error has been made in the computation of such terms within three Business Days of receipt thereof, in which case the parties shall work together to determine the correct terms.
          SECTION 4.   Payment and Delivery at Maturity.   (a) On the Maturity Date for each Component of each Note, Issuer shall make a payment to the Noteholder of such Note in Cash equal to the Principal Amount of such Component as of such Maturity Date.
          (b)     In addition to payment of principal as provided in Section 4(a), each Noteholder shall have the right to exchange each Component of each Note held by such Noteholder for the Net Settlement Amount for such Component by giving notice to Issuer on or prior to the fifth Scheduled Trading Day immediately prior to the Initial Valuation Date.

On the Maturity Date for each Component of each Note so exchanged, Issuer shall (in addition to the Principal Amount set forth in Section 4(a)) make a payment and/or a delivery to such Noteholder of (i) an amount in cash equal to the product of the Net Settlement Amount for such Component and the Cash Settlement Percentage and (ii) a number of shares of NRG Common Stock equal to (x) the product of (A) such Net Settlement Amount and (B) one minus the Cash Settlement Percentage divided by (y) the VWAP Price on the Valuation Date for such Component; provided that the number of shares so delivered in respect of any Component of any Note shall not exceed 77.3980% of the Number of Underlying Shares for such Component.
          (c)     Issuer may, by written notice to all Noteholders on or prior to the third Scheduled Trading Day immediately prior to the Initial Valuation Date, specify a Cash Settlement Percentage (a “Cash Settlement Percentage”) for all Notes issued hereunder. For the avoidance of doubt, if Issuer does not so specify a Cash Settlement Percentage, the Cash Settlement Percentage shall be zero.
          SECTION 5.   Payments.   (a) All payments of, or in respect of, principal or any other payment on any Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to an account designated by the Noteholder of such Note.
          (b)     All payments of, or in respect of, principal or any other payment on the Notes made by Issuer hereunder will be made without withholding or deduction for, or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature (or interest on any taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature) imposed, levied, collected, withheld or assessed by, within or on behalf of any jurisdiction in which Issuer is organized, deemed to reside or engaged in business for tax purposes, or any jurisdiction from or through which any amount is paid by Issuer or any political subdivision or governmental authority thereof or therein having power to tax other than Excluded Taxes (collectively “Taxes”), unless such withholding or deduction is required by law. If any such Taxes shall at any time be required in respect of the payment of any amounts by Issuer under any Note, Issuer will pay to each Noteholder such additional amounts as may be necessary to ensure that the amounts received by such Noteholder after such withholding or deduction shall equal the amounts of principal and interest which would have been receivable in respect of such Note in the absence of such withholding or deduction.
          (c)     To the extent permitted by applicable law, each Noteholder that is not a United States person within the meaning of Code section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to Issuer on or prior to the Issue Date (or in the case of a Noteholder that is an assignee, on the date of such assignment to such Noteholder) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or
W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Noteholder’s entitlement to a complete exemption from United States withholding tax on interest payments to be made hereunder.

If a Noteholder that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Sections 871(h) or 881(c) of the Code, such Noteholder shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Issuer (any such certificate, a “Withholding Certificate”). If any Noteholder determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to Issuer any form or certificate that such Noteholder is obligated to submit pursuant to this subsection (c) or that such Noteholder is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Noteholder shall promptly notify Issuer of such fact and such Noteholder shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. Each Noteholder that is not a Non-U.S. Participant (other than any such Noteholder which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Company certifying that such Noteholder is exempt from United States backup withholding tax. Notwithstanding any other provision of this paragraph (c) if a Noteholder fails to provide a Withholding Certificate providing for a complete exemption from withholding for whatever reason upon becoming party to this agreement, then such Noteholder shall be deemed not to have complied with this paragraph (c) for purposes of subsection (c) under the definition for Excluded Taxes.
          SECTION 6.   Representations and Warranties of Issuer.   Issuer represents and warrants to Purchaser, as of the Issue Date, as of each Scheduled Trading Day during the Reference Period for which the Daily Notional Number of Shares is greater than zero and, with respect to the representations and warranties set forth in clauses (t) through (dd), on each Business Day that Collateral is delivered by Issuer hereunder, that:
          (a)     it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation;
          (b)     it has the power to execute this Agreement, any Note and any other Transaction Document or other documentation relating to this Agreement to which it is a party, to deliver this Agreement, each Note and each other Transaction Document and other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement (including, without limitation, the issuance of the Notes) and any other Transaction Document and has taken all necessary action to authorize such execution, delivery and performance;

          (c)     such execution, delivery and performance (including without limitation performance of the obligation set forth in Section 8(c)) do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
          (d)     all governmental and other consents that are required to have been obtained by it with respect to the execution and delivery of, the performance of its obligations under or the exercise by any Noteholder of any rights or remedies contained in this Agreement, any Note and any other Transaction Document have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
          (e)     its obligations under this Agreement, each other Transaction Document to which it is a party and each Note constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
          (f)     no Event of Default with respect to it has occurred and is continuing and no such event or circumstance would reasonably be expected to occur as a result of its entering into or performing its obligations under this Agreement, any Note or any other
Transaction Document;
          (g)     there is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement, any Note or any other Transaction Document to which it is a party or its ability to perform its obligations under this Agreement, any Note or any other Transaction Document;
          (h)     it has not, nor has anyone acting on its behalf (other than Purchaser), offered or sold any Note to, or solicited offers to buy any Note from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser (other than Purchaser);
          (i)     assuming the accuracy of the representations and agreements of Purchaser in Section 7(f) hereof, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement to register the Notes under the Securities Act;

          (j)     it is not and, after giving effect to the sale of the Notes and the application of the proceeds thereof, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
          (k)     it is acting for its own account, and has made its own independent decision to enter into this Agreement and each other Transaction Document to which it is a party and as to whether this Agreement and such other Transaction Documents are appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary; Issuer acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any Affiliate of Purchaser with respect to the legal, accounting, tax or other implications of this Agreement or any other Transaction Document and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof and thereof (it being understood that information and explanations related to the terms and conditions of this Agreement or any other Transaction Document shall not be considered investment advice or a recommendation to enter into this Agreement or any such Transaction Document); it further acknowledges and confirms that it has taken independent tax advice with respect to this Agreement and each other Transaction Document;
          (l)     it is entering into this Agreement and the other Transaction Documents to which it is a party with a full understanding of all of the terms and risks hereof and thereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks; it is also capable of assuming (financially and otherwise), and assumes, those risks;
          (m)     it acknowledges that neither Purchaser nor any Affiliate of Purchaser is acting as a fiduciary for or an advisor to Issuer in respect of this Agreement or any other Transaction Document;
          (n)     it has not made, and is not subject to, an election pursuant to Treasury Regulation Section 301.7701-3 to be treated as a corporation for U.S. federal income tax purposes;
          (o)     intentionally omitted;
          (p)     it is not, at any time a Blackout is not continuing, aware of any material non-public information regarding the Company;
          (q)     it is, and shall be as of the date of any payment or delivery by it hereunder or any purchase by it of NRG Common Stock, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages;

          (r)     it (A) has timely filed, caused to be timely filed or will timely file or cause to be timely filed all material tax returns that are required to be filed by it as of the date hereof, if any, and (B) has paid all material taxes shown to be due and payable on said returns or on any assessment made against it or any of its property, if any, and all other material taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority, unless in each case the same are being contested in good faith (for purposes of determining whether a tax return has been timely filed, any extensions shall be taken into account);
          (s)     all representations and warranties of Issuer under all Transaction Documents are true and correct;
          (t)     it has not (A) created or permitted to exist any Lien upon or with respect to the Collateral, (B) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (C) entered into or consented to any agreement (other than, in the case of clause (x), this Agreement) (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Issuer, Purchaser and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral;
          (u)     other than financing statements or other similar or equivalent documents or instruments with respect to the security interests in the Collateral created by Section 20 below, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien, security interest or other encumbrance of any kind on such Collateral;
          (v)     all Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and is and will be (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Issuer or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Issuer or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable Purchaser to maintain a valid and continuously perfected security interest in such Collateral, in respect of which Purchaser will have Control, subject to no prior Lien (and the parties hereto agree to negotiate in good faith any such procedures or amendments);

          (w)     no registration, recordation or filing with any governmental body, agency or official is required or necessary for the perfection or enforcement of the security interests in the Collateral created by Section 20 below, other than the filing of financing statement in any appropriate jurisdiction;
          (x)     it has not performed and will not perform any acts that might prevent Purchaser from enforcing any of the terms of Section 19 through Section 25 or that might limit Purchaser in any such enforcement;
          (y)     the location (as defined in Section 9-307 of UCC) of Issuer is the jurisdiction of organization of Issuer. Issuer has not maintained a chief executive office not at such location (as defined in Section 9-307 of UCC) at any time during the past five years;
          (z)     this Agreement is effective to create, in favor of the Purchaser for the benefit of the Noteholders, as security for the Secured Obligations, a valid security interest (the “Article 9 Security Interest”) in Issuer’s right, title and interest in that portion of the Collateral, as defined in the Note Purchase Agreement, described therein in which a security interest may be created pursuant to Article 9 of the UCC;
          (aa)     to the extent that the filing of a Uniform Commercial Code financing statement in the State of New York is effective under the UCC to perfect a security interest in the New York Article 9 Collateral, the Article 9 Security Interest in the New York Article 9 Collateral will be perfected upon the filing of the appropriate Uniform Commercial Code financing statements (the “New York Financing Statements”) in the filing office located in the State of New York that is indicated thereon, except that (i) continuation statements with respect to each New York Financing Statement must be filed within the period of six months prior to the expiration of five years from the date of the filing of such New York Financing Statement and any such continuation statement and (ii) additional filings may be necessary if the borrower indicated as the debtor in a New York Financing Statement changes its name or its “location” (as defined in Section 9-307 of the UCC);
          (bb)     upon the establishment of the Collateral Account as described herein, the Article 9 Security Interest in the Collateral Account and all Security Entitlements with respect to Financial Assets credited thereto will be perfected;

          (cc)     upon delivery of any pledged securities (including without limitation the Initial Pledged Items) to the Custodian by Issuer as provided in this Agreement, the Article 9 Security Interest in such securities and all Security Entitlements therein will be perfected;
          (dd)     insofar as the UCC is applicable thereto, the security interests created under this Agreement validly secure the payment for all future purchases of Notes made by any Noteholder whether or not at the time such purchases are made an Event of Default or other event not within the control of such Noteholder has relieved or may relieve such Noteholder from any obligations to make such purchases;
          (ee)     except as set forth in the Registration Statement or Prospectus (as each such term is defined in the Underwriting Agreement), each affiliate of Issuer that is subject to regulation as a “public utility” as such term is defined in the Federal Power Act (“FPA”) has an order from the Federal Energy Regulatory Commission, not subject to any pending challenge, investigation, complaint, or other proceeding (other than generic proceedings generally applicable in the industry) (i) authorizing such subsidiary to engage in wholesale sales of electricity and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA; and
          (ff)     it is an “eligible contract participant” as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.
          SECTION 7.   Representations and Warranties of Purchaser.   Purchaser represents and warrants to Issuer, as of the Issue Date, that:
          (a)     it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation;
          (b)     it has the power to execute this Agreement and any other documentation relating this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;
          (c)     such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          (d)     all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
          (e)     its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
          (f)     it is an “Accredited Investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act;
          (g)     it is an “eligible contract participant” as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended; and
          (h)     it is a “qualified purchaser” as such term is defined in Section 2(51)(A) of the Investment Company Act of 1940, as amended;
          SECTION 8.   Covenants of Issuer.   Issuer hereby covenants and agrees with Purchaser that from the date hereof and for so long as any Note remains outstanding or any amount unpaid under this Agreement or any Note that:
          (a)     intentionally omitted;
          (b)     intentionally omitted;
          (c)     it will purchase on each Scheduled Trading Day in the Reference Period a number of shares of NRG Common Stock (the “Purchased Shares” for such Scheduled Trading Day) equal to the product of the Daily Share Percentage and the Daily Notional Number of Shares for such Scheduled Trading Day;
          (d)     it will cause to be delivered to Purchaser immediately upon the occurrence of any Default notice of such occurrence;
          (e)     it will pay and discharge, and cause each of its subsidiaries (if any) to pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with generally accepted accounting principles as in effect from time to time are being maintained by Issuer or such subsidiaries (if any); (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (iii) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness;

          (f)     it will preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business;
          (g)     it will comply with the terms of all Transaction Documents to which it is a party, and with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including environmental and labor laws, rules and regulations);
          (h)     it will maintain proper books of record and account, in which full, true and correct entries in conformity with generally accepted accounting principals as in effect from time to time consistently applied shall be made of all financial transactions and matters involving the assets and business of Issuer and its subsidiaries (if any), and permit representatives and independent contractors of Purchaser to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Issuer;
          (i)     none of Issuer or any of its Affiliates or any person acting on behalf of Issuer or any such Affiliate will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising;
          (j)     it will pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by Issuer to Purchaser of any Note, and shall indemnify and save Purchaser harmless without limitation as to time against any and all liabilities with respect to such taxes and the obligations of Issuer under this Section 8(j) shall survive the repayment of the Notes and the termination of this Agreement;
          (k)     it will take such steps as shall be necessary to ensure that Issuer does not become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended;
          (l)     it will maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

          (m)     it will correct any known misunderstanding regarding its separate identity and will not identify itself as a department or division of any other Person;
          (n)     it will at all times hold itself out to the public and all other Persons as a legal entity separate from its members and from any other Person;
          (o)     it shall not:
          (i)     adopt or propose any change in its constitutive documents (except any change required by mandatory provisions of applicable law, or otherwise consented to in writing by Purchaser);
          (ii)     merge or consolidate with any other Person or acquire a material portion of any other Person’s assets;
          (iii)     dissolve, liquidate, wind up, form or acquire any subsidiaries;
          (iv)     sell, lend, pledge, rehypothecate, assign or otherwise dispose of, or grant any option with respect to, any of its assets or declare, set aside or pay any dividend or other distribution with respect to any of its securities or repurchase, redeem or otherwise acquire any of its securities, in each case other than as expressly permitted pursuant to the Transaction Documents; provided that Issuer shall be permitted to make in kind distributions to the Company of NRG Common Stock if there is a previous or simultaneous capital contribution from the Company to Issuer of an Equivalent Number of shares of Qualifying Preferred Stock that meets the criteria for Eligible Collateral and that is substituted as Collateral for the NRG Common Stock released in connection with such distribution without thereby causing a violation of any representations or warranties made or deemed repeated in connection with such substitution;
          (v)     directly or indirectly, incur, create or assume any indebtedness or liabilities other than Permitted Liabilities;
          (vi)     directly or indirectly, purchase or invest in any property other than Permitted Investments;
          (vii)     adopt any change to the Independent Manager Engagement Agreement (except any change required by mandatory provisions of applicable law, or otherwise consented to in writing by Purchaser);
          (viii)     remove any Independent Manager of Issuer without duly electing a successor Independent Manager;

          (ix)     guarantee, take assignment of, become liable for or hold itself out as liable for, debts of others or hold out its credit or assets as being available to satisfy the obligations of any other Person;
          (x)     commingle or otherwise fail to separate its own funds and assets from that of other Persons or fail to pay its portion of any shared expenses and costs;
          (xi)     conduct its business in any manner that will mislead others as to the identity of Issuer and it will act only in its own name, maintaining a separate office, stationary, telephone, keep separate books and records, cause financial statements to be prepared in a manner that indicates the separateness of Issuer and will observe all corporate formalities and will hold meetings to authorize corporate actions;
          (xii)     enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arms length transaction other than as contemplated by the Transaction Documents;
          (xiii)     engage, directly or indirectly, in any business other than as required or permitted to be performed under the Transaction Documents; or
          (xiv)     be entitled to any direct or indirect credit support from the Company; and
          (p)     Issuer shall not make any payment in respect of any Note on or after the Initial Valuation Date using Cash not held in the Collateral Account as of 8:00AM, New York City time, on the Initial Valuation Date.
          SECTION 9.   Covenants of Purchaser.   Purchaser hereby covenants and agrees that:
          (a)     it shall not sell or otherwise transfer any Note except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act;
          (b)     none of it, any of its Affiliates or any person acting on behalf of it or any such Affiliate shall solicit any offer to buy or offer to sell any Note by means of any form of general solicitation or general advertising; and
          (c)     it shall use any shares of NRG Common Stock it receives pursuant to Section 4 to close out open share borrowings created in the course of its hedging activities related to its exposure under the transactions contemplated by the Transaction Documents.

          SECTION 10.   Conditions to Purchaser’s Obligations.   The obligation of Purchaser to pay any Daily Funding Amount on any Funding Date is subject to satisfaction of each of the following conditions:
          (a)     each Transaction Document shall have been duly executed and delivered by the parties thereto, and each of the Company and each NRG CSF shall have complied with all agreements and all conditions to be performed or satisfied by it under each Transaction Document to which it is a party on or prior to such Funding Date;
          (b)     Purchaser shall have received the Note described in Section 3 duly executed and delivered by Issuer;
          (c)     each of the representations and warranties of Issuer contained in this Agreement and each Transaction Document to which it is a party shall be true and correct;
          (d)     the Company shall have made a contribution in Cash to Issuer in an amount not less than $5,000 to satisfy anticipated operating costs of Issuer;
          (e)     the Company shall have paid the Structuring Fee as provided in the Fee Agreement;
          (f)     without limiting the generality of Section 10(a) above, the Company shall have made a contribution of Cash to Issuer pursuant to the Issuer Common Equity Interest Purchase Agreement equal to the product of the Common Equity Funding Percentage and the Daily Notional Amount for the Scheduled Trading Day in the Reference Period corresponding to such Funding Date, and Issuer shall have purchased on such Scheduled Trading Day the Purchased Shares for such Scheduled Trading Day;
          (g)     Purchaser shall have received an opinion (in form and substance satisfactory to Purchaser and its counsel), dated as of the Issue Date, of Kirkland & Ellis LLP, counsel for Issuer, substantially in the form attached hereto as Exhibit C;
          (h)     Purchaser shall have received “non-consolidation” and “true contribution” opinions, in form and substance reasonably satisfactory to Purchaser and its counsel, dated as of the Issue Date, of Kirkland & Ellis LLP, counsel for Issuer;
          (i)     all documents and instruments required by law or reasonably requested by Purchaser to be filed, registered or recorded to create the security interest intended to be created by this Agreement and perfect or record such security interest to the extent, and with the priority, required by this Agreement, including without limitation any UCC-1 financing statements, shall have been filed, registered or recorded;

          (j)     Issuer shall have furnished to Purchaser such further certificates and documents as Purchaser shall reasonably request (including an officer’s certificate of an officer of the Company) to the effect that, during the Reference Period, the Company could have purchased shares of NRG Common Stock with an aggregate purchase price equal to the aggregate amount of Cash contributed by the Company to Issuer pursuant to the Issuer Common Equity Interest Purchase Agreement in compliance with Delaware law;
          (k)     no Default under this Agreement shall have occurred and be continuing; and
          (l)     no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Issue Date, prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Issue Date which would prevent the issuance or sale of the Notes.
          SECTION 11.   Events of Default.   The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) hereunder and under each Note:
          (a)     failure by Issuer to make, when due, any payment (including, without limitation, of principal) or delivery under this Agreement, any Note or any other Transaction Document to which it is a party;
          (b)     failure by Issuer to perform when due its obligations set forth in Section 8(c) or Section 19(a);
          (c)     failure by Issuer to comply with or perform any agreement or obligation (other than an obligation to make any payment or delivery referred to in Section 11(a) or an obligation referred to in Section 11(b)) under this Agreement, any Note or any other Transaction Document to be complied with or performed by it in accordance with this Agreement, any Note or any other Transaction Document if such failure is not remedied on or before the third Business Day after notice of such failure is given to Issuer;
          (d)     this Agreement, any Note or any other Transaction Document ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect, or Issuer or any Affiliate of Issuer party to any Transaction Document disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Agreement any Note or any other Transaction Document;

          (e)     a representation made or repeated by Issuer or any Affiliate of Issuer party to any Transaction Document in this Agreement or any other Transaction Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
          (f)     Issuer or the Company is (1) dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;
          (g)     due to the adoption of, or any change in, any applicable law after the date hereof, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful for Issuer or any Affiliate of Issuer party to any Transaction Document (i) to perform any absolute or contingent obligation to make a payment or delivery, or to receive a payment or delivery in respect of this Agreement or any other Transaction Document or to comply with any other material provision of this Agreement or any other Transaction Document or (2) to perform any contingent or other obligation which Issuer or such Affiliate has under this Agreement or any other Transaction Document; and

          (h)     any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that would reasonably be expected to have a material adverse effect on (i) the ability of Issuer or any Affiliate of Issuer party to any Transaction Document to perform its obligations under this Agreement, any Note or any other Transaction Document, or (ii) the validity or binding effect of any agreement of Issuer or such Affiliate under this Agreement, any Note or any other Transaction Document.
          SECTION 12.   Remedies Upon Default.   (a) Upon the occurrence, and during the continuance of, any Event of Default, the Noteholder of any Notes issued hereunder may declare the Termination Amount of any or all of the Components comprising any or all of such Notes to be immediately due and payable and exercise any and all remedies available to it under this Agreement and the Notes; provided that in the case of any of the events specified in Section 11(f), without any notice, the Termination Amount of all Components comprising all Notes issued hereunder shall become immediately due and payable without presentment, demand for payment, protest, notice of nonpayment or other notice of any kind, all of which are hereby waived by Issuer.
          (b)     Except as expressly set forth herein, upon payment and delivery of the Termination Amount for any Component so declared due and payable, all of Issuer’s obligations in respect of the payment and/or delivery pursuant to Section 4 shall be deemed satisfied with respect to such Component.
          (c)     Upon the occurrence, and during the continuance of, any Event of Default, any Noteholder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to, and Issuer agrees that any Noteholder shall have the right to, (i) set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Noteholder to or for the credit or the account of Issuer (including without limitation pursuant to any Transaction Document) against any and all of the obligations of Issuer now or hereafter existing under this Agreement and the Notes held by such Noteholder, and (ii) set-off any obligation that such Noteholder or any Affiliate of such Noteholder may have to Issuer against any right such Noteholder or any of its Affiliates may have against Issuer (including without limitation any right to receive a payment or delivery pursuant to any provision of this Agreement and the Notes), in each case irrespective of whether or not such Noteholder shall have made any demand under this Agreement or the Notes or any such agreement and although such obligations may be unmatured. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set-off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be reasonably determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor’s option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation.

In determining the value of any obligation to release or deliver any securities or right to receive any securities, the value at any time of such obligation or right shall be determined by reference to the market value of such securities at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained. The rights of any Noteholder under this Section 12(c) are in addition to other rights and remedies (including, without limitation, other rights of set-off) that any Noteholder may have as a matter of law, pursuant to contract or otherwise.
          SECTION 13.   Extraordinary Events.   (a) If the Calculation Agent has reasonably determined that an Extraordinary Event has occurred, then it shall so notify the parties, and the Noteholder of such Note may, in its sole discretion, designate any Trading Day as the Accelerated Maturity Date for any or all of the Components comprising such Note (each, a “Relevant Component”) in whole or in part. If such Noteholder exercises its right to designate the Accelerated Maturity Date for any Relevant Component in part, it shall also designate a percentage (the “Acceleration Percentage”) representing the portion of such Relevant Component being accelerated, and such Relevant Component shall be deemed to be two Components with terms identical to those of such Relevant Component, except that the first such Component (the “Accelerated Component”) shall have an Initial Principal Amount equal to the product of the Acceleration Percentage and the Initial Principal Amount of such Relevant Component, and the second such Component (the “Surviving Component”) shall have an Initial Principal Amount equal to the product of (x) one minus the Acceleration Percentage and (y) the Initial Principal Amount of such Relevant Component. Issuer shall pay the Termination Amount for all Relevant Components (or, in the case of a partial acceleration, all Accelerated Components) on the Accelerated Maturity Date. In the case of a partial acceleration, each Surviving Component shall survive and continue to be outstanding and in full force and effect hereunder.
          (b)     Except as expressly set forth herein, upon payment and delivery of the Termination Amount for any Component for which an Accelerated Maturity Date has so been declared, all of Issuer’s obligations in respect of the payment and/or delivery pursuant to Section 4 shall be deemed satisfied with respect to such Component.

          SECTION 14.   Adjustment Event.   (a) If the Calculation Agent has reasonably determined that an Adjustment Event either has occurred or is reasonably likely to occur, then the Calculation Agent will determine whether such Adjustment Event has or is reasonably likely to have a diluting or concentrative effect on the theoretical value of the shares of NRG Common Stock or options on NRG Common Stock and, if so, will make the corresponding adjustment to the Threshold Price (and, in the case of an Adjustment Event of the type described in clause (i) or clause (ii)(A) or (B) of Section 14(b), to the Notional Number of Shares) to compensate Noteholders on account of such an Adjustment Event.
          (b)     “Adjustment Event” means any of the following:
          (i)     a subdivision, consolidation or reclassification of the NRG Common Stock, or a free distribution or dividend of any shares of NRG Common Stock to existing holders by way of bonus, capitalization or similar issue;
          (ii)     a distribution, issue or dividend to existing holders of NRG Common Stock of (A) such shares, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Company equally or proportionately with such payments to holders of such shares, or (C) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Company as a result of a spin-off or other similar transaction, or (D) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by the
Calculation Agent;
          (iii)     any cash dividend or distribution on NRG Common Stock;
          (iv)     a repurchase by the Company or any of its subsidiaries of NRG Common Stock (other than the repurchase of the Notional Number of Shares) whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
          (v)     in respect of the Company, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of the capital stock of the Company pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as reasonably determined by the Calculation Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

          (vi)     any other event that may have a diluting or concentrative effect on the theoretical value of the NRG Common Stock or options on NRG Common Stock, as reasonably determined by the Calculation Agent.
          SECTION 15.   Increased Cost of Hedging and Increased Costs.   The Calculation Agent may reduce the Threshold Price for any Note to account for any period in which it reasonably determines that an Increased Cost of Hedging or an Increased Cost exists in respect of such Note.
          SECTION 16.   Optional Unwind.   (a) Issuer may, by not less than 10 nor more than 30 Business Days prior written notice to all Noteholders, and subject to the execution by Issuer of such documentation as may be reasonably required based on advice of counsel to the Noteholders, designate an unwind date (an “Unwind Date”) for any or all of the Components comprising any Note (each, a “Relevant Component”) outstanding at the time. If Issuer elects to unwind any Relevant Component in part, it shall also designate a percentage (the “Unwind Percentage”) representing the portion of such Relevant Component to be unwound, and such Relevant Component shall be deemed to be two Components with terms identical to those of such Relevant Component, except that the first such Component (the “Unwound Component”) shall have an Initial Principal Amount equal to the product of the Unwind Percentage and the Initial Principal Amount of such Relevant Component, and the second such Component (the “Surviving Component”) shall have an Initial Principal Amount equal to the product of (x) one minus the Unwind Percentage and (y) the Initial Principal Amount of such Relevant Component. Issuer shall pay the Termination Amount for all Relevant Components (or, in the case of a partial unwind, all Unwound Components) on the Unwind Date. In the case of a partial unwind, each Surviving Component shall survive and continue to be outstanding and in full force and effect hereunder.
          (b)     Except as expressly set forth herein, upon payment and delivery of the Termination Amount for any Component for which an Unwind Date has so been declared, all of Issuer’s obligations in respect of the payment and/or delivery pursuant to Section 4 shall be deemed satisfied with respect to such Component.
          SECTION 17.   Blackout Adjustments.   If a Blackout or Suspension Day occurs pursuant to the Underwriting Agreement during the Double Print Period, then the Calculation Agent will make such adjustments to any of the Notional Number of Shares, the Threshold Price, any Net Settlement Amount or any other term of the Notes as it reasonably determines are appropriate to preserve the economic value of the transactions contemplated hereby to the Noteholders due to potential risks under applicable securities laws relating to such Noteholders’ ability to adjust their hedges in respect of the transactions contemplated by the Transaction Documents as a result of such a Blackout, and, if the Calculation Agent reasonably determines that such adjustments would be insufficient to preserve such economic value to the Noteholders, then the Noteholders will have a right to accelerate such a portion of the Notes that would preserve such economic value to such holders (and such an acceleration shall be treated as the designation of an Accelerated Maturity Date).

          SECTION 18.   Indemnification.   Issuer agrees to indemnify and hold harmless Purchaser, its Affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Purchaser and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any third party claims arising out of the transactions contemplated by the Transaction Documents, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Issuer. Issuer will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense has resulted from Purchaser’s breach of a material term of such Transaction Document, willful misconduct or gross negligence. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Issuer shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Purchaser’s breach of a material term of such Transaction Document, willful misconduct or gross negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. Issuer also agrees that no Indemnified Party shall have any liability to Issuer or any person asserting claims on behalf of or in right of Issuer in connection with or as a result of any matter referred to in any Transaction Document except to the extent that any losses, claims, damages, liabilities or expenses incurred by Issuer result from the breach of a material term of such Transaction Document, or the Indemnified Party’s gross negligence or willful misconduct. The provisions of this Section 18 shall survive termination or completion of any Transaction Document and any assignment and delegation of any Transaction Document and shall inure to the benefit of any successor or assignee of Purchaser.
          SECTION 19.   Delivery of Collateral.   (a) On each Funding Day, Issuer shall deliver to Purchaser in pledge hereunder Eligible Collateral consisting of a number of shares of NRG Common Stock equal to the product of the Daily Share Percentage and the Daily Notional Number of Shares for the Schedule Trading Day in the Reference Period corresponding to such Funding Day (such shares of NRG Common Stock, the “Initial Pledged Items”). “Eligible Collateral” means Cash, shares of NRG Common Stock and Qualifying Preferred Stock, in each case provided that Issuer has good and marketable title thereto, free of any and all lien, mortgage, interest, pledge, charge or encumbrance of any kind (other than the security interests in the Collateral created hereby, a “Lien”) and Transfer Restrictions and that Purchaser has a valid, first priority perfected security interest therein, a first Lien thereon and Control with respect thereto.

          Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to Purchaser by Issuer shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Issuer, by delivery of certificates representing such securities to the Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Purchaser, and the crediting by the Custodian of such securities to a securities account (as defined in Section 8-501 of the UCC) (the “Collateral Account”) of Purchaser maintained by the Custodian, (B) in the case of Collateral consisting of uncertificated securities registered in the name of Issuer, by transmission by Issuer of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Custodian or its nominee, accompanied by any required transfer tax stamps, the issuer’s compliance with such instructions and the crediting by the Custodian of such securities to the Collateral Account, (C) in the case of securities in respect of which security entitlements are held by Issuer through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of Purchaser, at another securities intermediary satisfactory to Purchaser and the crediting by the Custodian of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions as Purchaser shall provide to Issuer in writing. Any Cash held by Issuer at any time shall be held in the Collateral Account or, if Purchaser has delivered alternative instructions to Issuer in writing, as directed pursuant to such instructions.
          SECTION 20.   Grant Of Security Interests In The Collateral.   In order to secure the full and punctual payment, observance and performance of the covenants and agreements contained in this Agreement and the Notes (such covenants and agreements, collectively, the “Secured Obligations”), Issuer hereby assigns and pledges to Purchaser, and grants to Purchaser, as secured party, for the benefit of the Noteholders from time to time, a security interests in and to, and a Lien upon and right of set-off against, and transfers to Purchaser, as and by way of a security interest having priority over all other security interests, with power of sale, all of Issuer’s right, title and interest in and to all of Issuer’s now existing or hereafter arising rights, title, interests, powers and privileges in and to all of the following assets of Issuer, wherever situated, whether now existing or hereafter acquired (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Deposit Accounts; (iv) all Documents; (v) all Equipment; (vi) all Financial Assets; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Securities Accounts; (xii) all Eligible Collateral of Issuer; (xiii) the Collateral Account; (xiv) all Cash or other money, cash or cash equivalents of Issuer; (xv) all books and records pertaining to the Collateral; and (xvi) all Proceeds of any of
the foregoing.

The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC).
          SECTION 21.   Certain Covenants Of Issuer Relating To The Collateral.   Issuer agrees that, so long as any of the Secured Obligations remain outstanding and other than as contemplated by the Transaction Documents:
          (a)     Issuer shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described hereunder as necessary to cause such requirement to be met. “Collateral Event of Default” means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, a number of shares of NRG Common Stock at least equal to the aggregate Number of Underlying Shares for all Notes issued hereunder or an Equivalent Number of Qualifying Preferred Stock or (B) failure at any time of the security interests in the Collateral created hereby to constitute valid and perfected security interests in all of the Collateral, subject to no prior, equal or junior Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which Purchaser has Control, or, in each case, assertion of such by Issuer in writing.
          (b)     Issuer shall, at its own expense and in such manner and form as Purchaser may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a) of the UCC) or (iii) enable Purchaser to exercise and enforce its rights hereunder with respect to such security interest.
          (c)     Issuer shall warrant and defend Issuer’s title to the Collateral, subject to the rights of Purchaser, against the claims and demands of all persons. Purchaser may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.
          (d)     Issuer agrees that Issuer shall not change (i) Issuer’s legal name, its identity or limited liability company structure or its Federal Taxpayer Identification Number in any manner or (ii) Issuer’s “location” (as defined in Section 9-307 of UCC), unless (x) Issuer shall have given Purchaser not less than 10 days’ prior notice thereof and (y) all filings have been made under the UCC and all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of the security interests in the Collateral created by this clause (d).

          (e)     Issuer agrees that Issuer shall not (i) create or permit to exist any lien (other than the security interests in the Collateral created hereby) or any Transfer Restriction upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto (other than this Agreement) or (y) pursuant to which any person other than Issuer, Purchaser and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.
          SECTION 22.   Administration Of The Collateral And Valuation Of Securities:   (a) Purchaser shall determine on each Business Day whether a Collateral Event of Default shall have occurred. If on any Business Day Purchaser reasonably determines that a Collateral Event of Default shall have occurred, Purchaser shall promptly notify Issuer of such determination by telephone call to Issuer followed by a written confirmation of such call.
          (b)     Concurrently with the delivery of any additional Eligible Collateral to Purchaser pursuant to Section 19 above, Issuer shall notify Purchaser on the date of such delivery of the identity of the additional items of Eligible Collateral being pledged and the representations and warranties contained in Section 6(s) through Section 6(x) above shall be deemed to be repeated as of such date with respect to such items of additional Eligible Collateral.
          (c)     Issuer shall be permitted to substitute as Collateral an Equivalent Number of Qualifying Preferred Stock that meets the criteria for Eligible Collateral for NRG Common Stock if, immediately following such substitution, there would not be a Default. The NRG Common Stock so substituted for shall be deemed released from the security interest granted herein and shall no longer constitute Collateral.
          (d)     Purchaser may at any time or from time to time, in its sole discretion, cause any or all of the Collateral that is registered in the name of Issuer or Issuer’s nominee to be transferred of record into the name of the Custodian, Purchaser or its nominee. Issuer shall promptly give to Purchaser copies of any notices or other communications received by Issuer with respect to Collateral that is registered, or held through a securities intermediary, in the name of Issuer or Issuer’s nominee and Purchaser shall promptly give to Issuer copies of any notices and communications received by Purchaser with respect to Collateral that is registered, or held through a securities intermediary, in the name of Custodian, Purchaser or its nominee.

          (e)     Issuer agrees that Issuer shall forthwith upon demand pay to Purchaser:
          (i)     the amount of any taxes that Purchaser or the Custodian may have been required to pay by reason of the security interests in the Collateral created hereby or to free any of the Collateral from any Lien thereon; and
          (ii)     the amount of any and all costs and expenses, including the fees and disbursements of counsel and of any other experts, that Purchaser or the Custodian may incur in connection with (A) the enforcement of this pledge, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the security interests in the Collateral created hereby, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by Purchaser of any of the rights conferred upon it hereunder or (D) any Acceleration Event.
          Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published from time to time in The Wall Street Journal, Eastern Edition.
          SECTION 23.   Income And Voting Rights In Collateral.   Purchaser shall have the right to receive and retain as Collateral hereunder all proceeds, including, without limitation, any dividend, extraordinary or otherwise, and interest of the Collateral, and Issuer shall take all such action as Purchaser shall deem necessary or appropriate to give effect to such right.
          Unless an Acceleration Event shall have occurred and be continuing, Issuer shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral.
          If an Acceleration Event shall have occurred and be continuing, Purchaser shall have the right, to the extent permitted by law, and Issuer shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Purchaser were the absolute and sole owner thereof.

          SECTION 24.   Remedies.   Purchaser may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised).
          Issuer hereby irrevocably appoints Purchaser as Issuer’s true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Issuer, Purchaser or otherwise, for the sole use and benefit of Purchaser, but at the expense of Issuer, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred, all or any of the following powers with respect to all or any of the Collateral:
          (a)     to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;
          (b)     to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;
          (c)     to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Purchaser were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in; and
          (d)     to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;
provided that Purchaser shall give Issuer not less than one Business Day’s prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. Purchaser and Issuer agree that such notice constitutes “reasonable authenticated notification” within the meaning of Section 9 611(b) of the UCC.
          SECTION 25.   Collateral Rights Termination.   The rights hereby granted by Issuer in the Collateral shall cease, terminate and be void upon satisfaction of all of the Secured Obligations. Any Collateral remaining at the time of such termination shall be fully released and discharged from the security interests in the Collateral created hereby and delivered to Issuer, all at the request and expense of Issuer.

          SECTION 26.   Limit on Beneficial Ownership.   Notwithstanding anything to the contrary in this Agreement, on any Maturity Date, any Accelerated Maturity Date or Unwind Date, upon the occurrence of an Event of Default, or otherwise, in no event shall any Noteholder be entitled to acquire, receive or exercise any rights of a secured party in respect of Collateral consisting of, shares of any class of voting securities of an issuer to the extent that, upon such acquisition, receipt or exercise, the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act of 1934, as amended, and the rules promulgated thereunder) of such Noteholder or any entity that directly or indirectly controls such Noteholder (collectively, such Noteholder’s “Noteholder Group”) would equal or exceed 4.5% of the outstanding shares of such class or any member of the Noteholder Group would be deemed to directly or indirectly own 4.5% or more of the outstanding equity of the issuer of such stock or have the right to vote securities conferring 4.5% or more of the total vote on general corporate matters with respect to such issuer. The inability of any Noteholder to acquire, receive or exercise rights with respect to Collateral consisting of, shares provided by this Agreement at any time as a result of this provision shall not preclude such Noteholder from taking such action at a later time when permitted by this provision. If any delivery owed to any Noteholder hereunder is not made, in whole or in part, as a result of this Section 26, Issuer’s obligation to make such delivery shall not be extinguished, and Issuer shall make such delivery as promptly as practicable following notice from such Noteholder that such delivery would be permitted by this Section 26.
          SECTION 27.   Note Register.   (a) Issuer shall cause to be kept a note register (the “Note Register”) for the Notes in which, subject to such reasonable regulations as it may prescribe, Issuer shall provide for the registration of the Notes and the registration of transfers of the Notes. Issuer shall initially be the note registrar (in such capacity, the “Note Registrar”) for the purpose of registering the Notes and transfers of Notes as herein provided and may appoint a successor to itself, subject to the last sentence of this Section 27(a). Upon any resignation of any Note Registrar, Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar. If a person other than Issuer is appointed as Note Registrar, Issuer will give Purchaser prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location of the Note Register.
          (b)     Upon surrender for registration of transfer of any certificate representing any Note at an office or agency of Issuer where the principal of the Notes is payable, Issuer shall execute, and the relevant Noteholder shall obtain from Issuer, in the name of the designated transferee or transferees, one or more new certificates of a like aggregate principal amount.
          (c)     At the option of a Noteholder, certificates with respect to any Notes may be exchanged for other certificates of a like aggregate principal amount upon surrender of the certificates to be exchanged at the office or agency of Issuer where the principal of the Notes are payable.

          (d)     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Issuer, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.
          (e)     No service charge shall be made by Issuer for any registration of transfer or exchange of any Note, but Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
          (f)     Subject to Section 9, the Notes shall be freely transferable at any time without the consent of Issuer to any Person that (i) makes the representations and warranties set forth in Sections 7(f), (g) and (h) as of the date of the relevant transfer, (ii) agrees to the be bound by the covenants set forth in Section 9 and (iii) becomes the Noteholder of Notes with an aggregate Initial Principal Amount of 10% or more of the aggregate Initial Principal Amount of all Notes outstanding at the time of such transfer; provided that the Notes shall not be transferable prior to the payment by Purchaser of the Daily Funding Amount for the Funding Date corresponding to the last Exchange Business Day in the Reference Period.
          SECTION 28.   Mutilated, Destroyed, Lost or Stolen Notes.   (a) If (i) any mutilated Note is surrendered to Issuer, or Issuer receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to Issuer such security or indemnity as may be reasonably required by it to hold Issuer harmless, then, in the absence of notice to Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, Issuer shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like aggregate principal amount; provided, however, that if Notes represented by any such destroyed, lost or stolen certificate, but not a mutilated certificate, shall have become or within seven days shall be due and payable, instead of issuing a replacement certificate, Issuer may pay to the holder of such destroyed, lost or stolen Note the amount due when so due or payable without surrender thereof.
          (b)     Any duplicate Note issued pursuant to this Section 28 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any person, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.
          SECTION 29 .   Successors and Assigns.   This Agreement and any Note issued hereunder shall inure to the benefit of, and be binding upon, Issuer and Purchaser and their respective successors and assigns (including without limitation any Noteholder).

Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.
          SECTION 30.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Purchaser shall be given to it at:
Credit Suisse International
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

With a copy to:

Credit Suisse Securities (USA) LLC
1 Madison Avenue, 3rd Floor
New York, New York 10010

For payments and deliveries:

Attn:     Ricardo Harewood
Telephone No.: (212) 538-9810
Facsimile No.: (212) 325-8175

For all other communications:

Attn:     Carlos Moscoso / Debra Tageldein
Telephone No.: 212-538-4437 / 212-538-8297 / 212-325-5119
Facsimile No.: (212) 325-8173
Notices to Issuer shall be given to it at:
CT Corporation System
1209 Orange Street
Wilmington, Delaware

With a copy to:

NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540
Attention: General Counsel
Fax: (609) 524-4589

          SECTION 31.   Counterparts.   This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
          SECTION 32.   Governing Law; Jurisdiction.   (a) THIS AGREEMENT AND THE PRICING CONFIRMATION HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF PROVIDED THAT AS TO ANY ITEMS OF COLLATERAL LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, PURCHASER SHALL HAVE, IN ADDITION TO ANY RIGHTS UNDER THE LAWS OF THE STATE OF NEW YORK, ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF SUCH OTHER JURISDICTION. THE PARTIES HERETO HEREBY AGREE THAT THE CUSTODIAN’S JURISDICTION, WITHIN THE MEANING OF SECTION 8-110(e) OF THE UCC, INSOFAR AS IT ACTS AS A SECURITIES INTERMEDIARY HEREUNDER OR IN RESPECT HEREOF, IS THE STATE OF NEW YORK.
          (b)     The parties hereto irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby, or for the recognition or enforcement of any judgment. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Purchaser may otherwise have to bring any action or proceeding relating to this Agreement against Issuer or its properties in the courts of any jurisdiction.
          (c)     Issuer irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 32(b). Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
          SECTION 33.   Calculation Agent.   All calculations and determinations hereunder shall be made by the Calculation Agent. The Calculation Agent shall make all calculations and determinations hereunder in good faith and in a commercially reasonable manner. All calculations and determinations of the Calculation Agent so made shall be binding on the parties in the absence of manifest error.

          SECTION 34.   Integration; Amendments and Waivers.   (a) Except as provided herein, this Agreement and the Notes constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede any previous agreement or understanding between them relating hereto or thereto and may not be modified, altered or amended except as provided therein.
          (b)     No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by Issuer therefrom, shall in any event be effective unless the same shall be in writing and signed by Issuer and Purchaser.
          SECTION 35.   No Waiver by Purchaser.   Purchaser’s failure, at any time or times, to require strict performance by Issuer of any provision of this Agreement or any Note shall not waive, affect or diminish any right of Purchaser thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Purchaser of an Event of Default under this Agreement shall not suspend, waive or affect any other default or event of default by Issuer under this Agreement or any Note whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Issuer contained in this Agreement or any Note and no Event of Default under this Agreement shall be deemed to have been suspended or waived by Purchaser unless such suspension or waiver is by an instrument in writing signed by an officer of Purchaser and directed to Issuer specifying such suspension or waiver.
          SECTION 36.   Waiver of Jury Trial.   The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or the Notes.
          SECTION 37.   Non-Confidentiality.   The parties hereby agree that (i) Issuer and each of its employees, representatives, or other agents may disclose to any persons the tax treatment and tax structure of the transactions contemplated by the Transaction Documents and all materials of any kind, including opinions or other tax analyses, provided by Purchaser and its Affiliates to Issuer relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Purchaser or its Affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Purchaser does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Issuer.
          SECTION 38.   Severability.   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          SECTION 39. Agreements Regarding the Pricing Confirmation.
          (a)     This Agreement, as supplemented by the Pricing Confirmation, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) the Pricing Confirmation constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Agreement constitutes a prior “written contract” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Agreement, as supplemented by the Pricing Confirmation.
          (b)     Issuer and Purchaser further agree and acknowledge that this Agreement, as supplemented by the Pricing Confirmation, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
          SECTION 40.   Purchaser’s Market Activities.   (a) At any time Purchaser remains a Noteholder, Purchaser and its Affiliates may buy or sell shares of NRG Common Stock or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Notes held by Purchaser.
          (b)     Purchaser and its Affiliates also may be active in the market for shares of NRG Common Stock other than in connection with hedging activities in relation to the Notes held by Purchaser.
          (c)     Purchaser shall make its own determination as to whether, when or in what manner any hedging or market activities in NRG Common Stock shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the VWAP Price.
          (d)     Any market activities of Purchaser and its Affiliates with respect to NRG Common Stock may affect the market price and volatility of NRG Common Stock, as well as the VWAP Price, each in a manner that may be adverse to Issuer.
          SECTION 41.   Securities Contract.   The parties hereto agree and acknowledge that the Purchaser is a “stockbroker” and “financial participant” within the meaning of Sections 101(53A), 101(53C) and 101(22A) of Title 11 of the United States Code (the
“Bankruptcy Code”).

The parties hereto further agree and acknowledge that (A) each of this Agreement and the Note is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or thereunder or in connection herewith or therewith is a “settlement payment” within the meaning of Sections 362 and 546 of the Bankruptcy Code and any cash, securities or other property provided as performance assurance, credit support or collateral with respect thereto is a “margin payment” within the meaning of Sections 362 and 546 of the Bankruptcy Code, (B) the rights given to the Purchaser hereunder and under the Note upon the occurrence of an Event of Default constitute a “contractual right” to cause the liquidation, termination or acceleration of, and to offset or net out termination values or payment amounts and set off mutual debts and claims under or in connection with, a “securities contract” as such terms are used in Sections 555, 561, and 362(b)(6) of the Bankruptcy Code, and (C) the Purchaser is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(o), 546(e), 555 and 561 of the Bankruptcy Code.
          SECTION 42. Matters Relating to Credit Suisse International and Credit Suisse Securities (USA) LLC.
          (a)     Agent may assign or transfer any of its rights or duties hereunder without the prior written consent of the other parties hereto to any affiliate of Credit Suisse, so long as such affiliate is a broker-dealer registered with the Securities and Exchange Commission.
          (b)     Agent shall act as “agent” for Purchaser and Issuer in connection with the transaction contemplated by this Agreement.
          (c)     Agent will furnish to Issuer upon written request a statement as to the source and amount of any remuneration received or to be received by Agent in connection herewith.
          (d)     Agent has no obligation hereunder, by guaranty, endorsement or otherwise, with respect to performance of Purchaser’s obligations hereunder or under the any Transaction Document.
          (e)     Purchaser is an “OTC derivatives dealer” as such term is defined in the Exchange Act and is an affiliate of Agent.
          (f)     Purchaser is not a member of the Securities Investor Protection Corporation.
          SECTION 43.   Survival.   The representations and warranties of Issuer and Purchaser in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

ISSUER:

NRG COMMON STOCK FINANCE I LLC

By:	/s/ Clint Freeland

Name:	Clint Freeland
Title:	VP & Treasurer

PURCHASER:

CREDIT SUISSE INTERNATIONAL

By:	/s/ Laura Muir

Name:	Laura Muir
Title:	Authorized Signatory

By:	/s/ Christian Bettley

Name:	Christian Bettley
Title:	Authorized Signatory

AGENT:

CREDIT SUISSE SECURITIES (USA)
LLC

By:	/s/ Augustine Vargetto

Name:	Augustine Vargetto
Title:	Director, Complex Product Support

EXHIBIT A
[FORM OF NOTE]
PROMISSORY NOTE
OF
NRG COMMON STOCK FINANCE I LLC

Note No.	Issue Date: , 200
FACE OF NOTE
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CREDIT SUISSE INTERNATIONAL, TO NRG COMMON STOCK FINANCE I LLC (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CREDIT SUISSE INTERNATIONAL OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CREDIT SUISSE INTERNATIONAL, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CREDIT SUISSE INTERNATIONAL HAS AN INTEREST HEREIN.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS NOTE WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE ISSUER, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT REFERRED TO BELOW.

          FOR VALUE RECEIVED, NRG Common Stock Finance I LLC, a Delaware limited liability company (the “Issuer”), hereby promises to pay and deliver to the order of                      or registered assigns (the “Noteholder”), such amounts on such dates specified in that certain Note Purchase Agreement dated as of August 4, 2006 among the Issuer, Credit Suisse International and Credit Suisse Securities (USA) LLC, as agent (the “Note Purchase Agreement”).
          If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rate set forth in the Note Purchase Agreement.
          This Note is one of the Notes issued under the Note Purchase Agreement and is entitled to the benefits thereof. This Note is secured by Collateral pursuant to the terms of the Note Purchase Agreement, as amended from time to time.
          Upon the occurrence of one or more of the Events of Default specified in the Note Purchase Agreement, the Termination Amount and all other amounts then remaining unpaid on this Note shall become, may be declared to be, immediately due and payable all as provided in the Note Purchase Agreement.
          The Issuer, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

By:
Name:
Title:

EXHIBIT B
FORM OF PRICING CONFIRMATION
in respect of the
NOTE PURCHASE AGREEMENT
among
NRG COMMON STOCK FINANCE I LLC,
CREDIT SUISSE INTERNATIONAL
and
CREDIT SUISSE SECURITIES (USA) LLC
(Ref: [          ])
This Pricing Confirmation (this “Pricing Confirmation”) supplements, forms part of and is subject to, the Note Purchase Agreement dated as of August 4, 2006 (the “Agreement”) among NRG Common Stock Finance I LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC, as agent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
The final pricing terms of the Transaction are as follows:

Reference Price:	USD[ ]

Threshold Price:	USD[ ]

Aggregate Number of Underlying Shares:	[ ]

Initial Valuation Date:	[ ]

Funding	Daily
Date	Funding Amount

$

$

$

$

$

$

$

$

$

$

$

$

Confirmed as of the date first written above:
Acknowledged and Confirmed:

B-1

PURCHASER:

CREDIT SUISSE INTERNATIONAL

By:

Name:
Title:

By:

Name:
Title:

ISSUER:

NRG COMMON STOCK FINANCE I LLC

By:

Name:
Title:

AGENT:

CREDIT SUISSE SECURITIES (USA) LLC

By:

Name:
Title:

B-2

EXHIBIT C

C-1